ARMOUR RESIDENTIAL REIT, INC.

Monthly Update	JANUARY 2024
ARMOUR Residential REIT, Inc. (“ARMOUR”; NYSE ticker ARR) brings private capital into the mortgage markets to support home ownership for a broad and diverse spectrum of Americans. We seek to create shareholder value through thoughtful investment and risk management of a leveraged and diversified portfolio of mortgage-backed securities issued or guaranteed by U.S Government-sponsored entities. We rely on the decades of experience of our management team for (i) MBS securities portfolio analysis and selection, (ii) access to equity capital and repurchase financing on potentially attractive rates and terms, and (iii) hedging and liquidity strategies to moderate interest rate and MBS price risk. We prioritize maintaining common share dividends appropriate for the intermediate term rather than focusing on short-term market fluctuations.
ARMOUR is externally managed by ARMOUR Capital Management LP, who is also the majority owner of BUCKLER Securities LLC, a FINRA registered broker-dealer that is the largest provider of ARMOUR’s repurchase financing.

ARMOUR Key Data as of 12/31/2023
Common Stock Price	$19.32
January 2024 Common Dividend	$0.24
Common Ex-Dividend Date	01/12/2024
Record Date	01/16/2024
Pay Date	01/30/2024
Q4 2023 Book Value Per Common Share Range	$22.44 to $22.64
Debt-Equity (1)	7.6
Implied Leverage (2)	8.0
Total Liquidity (3) (in millions)	$657.0

ARMOUR Portfolio	% of Portfolio	Current Value (millions)	Effective Duration Using Current Values
Agency CMBS	4.8%	$546	7.54
30 Year Fixed Rate Pools	92.6%	$10,614	3.58
Conventionals	81.3%	$9,319	3.80
30y 3.5s	9.5%	$1,087	6.09
30y 4.0s	9.4%	$1,073	5.28
30y 4.5s	8.9%	$1,024	4.56
30y 5.0s	12.3%	$1,412	3.94
30y 5.5s	21.0%	$2,410	3.07
30y 6.0s	19.7%	$2,258	2.40
30y 6.5s	0.5%	$55	2.12
Ginnie Mae	11.3%	$1,295	1.97
30y 5.0s	1.7%	$197	2.82
30y 5.5s	7.8%	$896	1.94
30y 6.0s	1.8%	$203	1.26
Agency Portfolio	97.3%	$11,160

Long TBAs	2.7%	$305	1.11
G2 30y 6.0 TBAs	2.7%	$305	1.11
Net TBA Positions	2.7%	$305	1.11

Total Portfolio	100.0%	$11,465

All data as of 12/31/23 except CPR which is as of 1/5/24.

ARMOUR Repo	Principal Borrowed (millions)	% of Repo Positions with ARMOUR	Weighted Average Original Term (days)	Weighted Average Remaining Term (days)	Longest Maturity (days)
BUCKLER Securities LLC (4)	$5,021	50.2%	27	11	24
All Other Counterparties	$4,981	49.8%	29	12	22
Total (5)	$10,002	100.0%	28	12

ARMOUR Interest Rate Swaps Maturity (months)	Notional Amount (millions)	Weighted Average Remaining Term (months)	Weighted Average Rate
0-12	$554	4	2.95
13-24	$73	16	0.06
25-36	$475	35	0.26
37-48	$707	40	0.88
49-60	$500	54	3.73
61-72	$754	70	0.62
73-84	$1,198	79	0.55
85-96	$1,450	86	1.09
97-108	$700	101	1.39
109-120	$375	115	3.70
Total	$6,786	68	1.37
Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute “forward-looking statements” made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections and future plans for ARMOUR’s business, growth and operational improvements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of ARMOUR’s control. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. Additional information concerning these factors and risks are contained in the Company’s most recent annual and quarterly reports and other reports filed with the Securities and Exchange Commission. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the Company believes to be reliable as of today's date unless otherwise indicated. ARMOUR cannot guarantee future results, levels of activity, performance or achievements.
Pricing and duration information are estimates provided by independent third-party providers based on models that require inputs and assumptions. Actual realized prices and durations will depend on a number of factors that cannot be predicted with certainty and may be materially different from estimates.
Estimates do not reflect any costs of operation of ARMOUR.
THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND NOT REVIEWED BY OUR INDEPENDENT PUBLIC ACCOUNTANTS.
Footnotes
1.Total Repo divided by Shareholder’s Equity.
2.Total Repo plus TBA market value minus forward settling net sales and purchases divided by Shareholder’s Equity.
3.Total Liquidity is cash plus unencumbered Agency and US Government securities. Excludes any forward settling sales.
4.BUCKLER Securities LLC is a FINRA registered broker-dealer affiliated with ARMOUR REIT.
5.ARMOUR Repo breakdown does not include reverse repo for Treasury Short positions.

All data as of 12/31/23 except CPR which is as of 1/5/24.